UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 12, 2023

Camden National Corporation
(Exact name of registrant as specified in its charter)

Maine	01-28190		01-0413282
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

Two Elm Street	Camden	Maine	04843
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code: (207) 236-8821

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	CAC	The NASDAQ Stock Market LLC

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Timothy P. Nightingale, a named executive officer of Camden National Corporation (the “Company”), ceased serving as Chief Credit Officer on December 12, 2023 and his employment ended on December 12, 2023 (the “Separation Date”). Ryan Smith, Executive Vice President of Commercial Banking, assumed the responsibilities of Chief Credit Officer, effective as of the Separation Date. Mr. Nightingale, age 66, joined the Company 23 years ago and is retiring due to personal health reasons.

Letter Agreement with Mr. Nightingale

On December 12, 2023, the Company and Mr. Nightingale entered into a letter agreement (the “Letter Agreement”). Under the terms of the Letter Agreement, as of the Separation Date, (i) the performance share units granted to Mr. Nightingale in 2021, 2022 and 2023 will be deemed earned at the target level of performance and will vest, (ii) the unvested portion of the restricted share awards granted to Mr. Nightingale on April 26, 2022 and April 25, 2023 will vest and (iii) the restricted stock unit award granted to Mr. Nightingale on April 25, 2023 will vest. Within sixty (60) days following the Separation Date, (i) an aggregate of 7,912 shares of common stock of the Company will be distributed to Mr. Nightingale in respect of the vested equity-based awards described above and (ii) Mr. Nightingale will receive a cash payment of $41,500 for his services and contributions during 2023. The accelerated vesting of equity-based awards and separation payments are conditioned on Mr. Nightingale’s execution and non-revocation of a waiver and general release of claims and his compliance with the terms and conditions of the release and are subject to the terms of his existing restrictive covenant agreement with the Company and the Letter Agreement.

The foregoing summary of the Letter Agreement is not complete and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which will be provided as an exhibit within the Company’s 2023 Annual Report on Form 10-K at a later date.

Item 7.01	Regulation FD Disclosure.

On December 14, 2023, the Company's subsidiary, Camden National Bank, issued a press release announcing the senior leadership changes. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d)    The following exhibits are filed with this Report:

Exhibit No.	Description
99.1	Press release dated December 14, 2023
101	Cover Page Interactive Data - the cover page XBRL tags are embedded within the Inline XBRL document.
104	Cover Page Interactive Data File - Included in Exhibit 101.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 14, 2023

CAMDEN NATIONAL CORPORATION (Registrant)

By:	/s/ MICHAEL R. ARCHER
Michael R. Archer Chief Financial Officer and Principal Financial & Accounting Officer